Exhibit 99.1

550 Meridian Avenue
San Jose, CA 95126

Phone: +1-408-938-5200
Fax: +1-408-790-3800 lonworks@echelon.com www.echelon.com

News Information	For Immediate Release

Press Contacts

Julia O’Shaughnessy Echelon (408) 938-5357 joshaughnessy@echelon.com	Abigail Johnson/Paul Michelson Roeder-Johnson Corporation (650) 802-1850 http://email.roeder-johnson.com

Echelon Announces New Board Member

Betsy Rafael, Technology Veteran and Cisco Vice President Joins Echelon Board of Directors

(San Jose, CA – November 21, 2005) - Echelon Corporation (NASDAQ: ELON), a pioneer in control networking, today announced the appointment of Betsy Rafael to its Board of Directors. Rafael’s term on the Board is effective immediately.

“Betsy brings great business and financial expertise and judgment to an already great Board of Directors,” said Ken Oshman, Echelon’s chairman and CEO. “Her long track record of success at some of Silicon Valley’s truly innovative companies and her excellent business acumen will make her a great contributor to Echelon’s future success.”

Rafael has over 20 years experience in finance and operations with some of Silicon Valley’s most prominent companies. She is currently the Vice President, Corporate Controller and Principal Accounting Officer for Cisco Systems. Prior to joining Cisco, Rafael was the Executive Vice President, Chief Financial Officer, and Chief Administration Officer of Aspect Communications, Inc., a leading provider of customer relationship portals. Before joining Aspect, Rafael was Senior Vice-President and CFO of Escalate Inc., an enterprise e-commerce application service provider.

From 1994 to 2000 Rafael held a number of senior positions at Silicon Graphics, Inc. culminating her career at SGI as Senior Vice President and Chief Financial Officer. Prior to SGI, Rafael held senior management positions in finance with Sun Microsystems and Apple Computer. She began her career with Arthur Young & Company.

Rafael previously served on the Board of Directors for PalmSource.

About Echelon Corporation

Echelon Corporation (NASDAQ: ELON) is a pioneer and world leader in control networking — networks that connect machines and other electronic devices — for the purpose of sensing, monitoring and controlling the world around us. Echelon’s LONWORKS® platform for control networking was released in 1990 and has become a worldwide standard in the building, industrial, transportation, and home automation markets. Launched in 2003, Echelon’s Networked Energy Services system is an open, extensible, advanced metering infrastructure that can bring benefits to every aspect of a utility’s operation, from metering and customer services to distribution operations and value-added business. In 2005 Echelon released the world’s first embedded control network infrastructure, the PyxosTM platform, extending the benefits of networking inside of machines to the sensors and actuators that make them function.

Echelon is based in San Jose, California, with international offices in China, France, Germany, Italy, Hong Kong, Japan, Korea, The Netherlands, and the United Kingdom. Further information regarding Echelon can be found at http://www.echelon.com.

###

Echelon, LONWORKS, and the Echelon logo are registered trademarks of Echelon Corporation registered in the United States and other countries. Pyxos is a trademark of Echelon Corporation in the United States and other countries. Other product or service names mentioned herein are the trademarks of their respective owners.

This press release may contain statements relating to future plans, events or performance. Such statements may involve risks and uncertainties, including risks associated with uncertainties pertaining to the timing and level of customer orders and demand for Echelon products and services, the growth of the LonWorks industry; and other risks identified in Echelon’s SEC filings. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Echelon undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.